As filed with the Securities and Exchange Commission on February 13, 1998
                           Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                        ---------------------------


                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                ACE LIMITED
           (Exact Name of Registrant as Specified in Its Charter)

                               Cayman Islands
              (State or Other Jurisdiction of Incorporation or
                               Organization)

                               Not Applicable
                    (I.R.S. Employer Identification No.)
               30 Woodbourne Avenue, Hamilton HM 08, Bermuda
                  (Address of Principal Executive Offices)

                                ACE LIMITED
                        1996 REPLACEMENT OPTION PLAN
                          (Full Title of the Plan)

                             Brian Duperreault
                         c/o CT Corporation System
                               1633 Broadway
                          New York, New York 10019
                  (Name and Address of Agent For Service)

                               (441) 295-5200
       (Telephone Number, Including Area Code, of Agent For Service)

                                  Copy to:
                              Laura D. Richman
                            Mayer, Brown & Platt
                         190 South La Salle Street
                        Chicago, Illinois 60603-3441

                        ---------------------------


                      CALCULATION OF REGISTRATION FEE
================================================================================
                                    Proposed      Proposed
 Title of                            Maximum       Maximum
Securities           Amount         Offering      Aggregate
  to Be               to Be         Price Per     Offering         Amount of
Registered         Registered(1)    Share(2)      Price(2)     Registration Fee
--------------------------------------------------------------------------------
 Ordinary            93,088         $96.8125      $9,012,082        $2,730
 Shares,
 par value
$0.125 per share
================================================================================

(1) This amount represents the number of Ordinary Shares issuable under the plan prior to the upcoming three-for-one split of the registrant's Ordinary Shares. Under Rule 416, this registration statement shall be deemed to cover the additional number of Ordinary Shares that become issuable, pursuant to the anti-dilution provisions of the plan, as a result of the stock split.
(2) Estimated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of the registrant's Ordinary Shares as reported on The New York Stock Exchange Composite Tape on February 9, 1998.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by ACE Limited (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 1-11778, are incorporated by reference herein and shall be deemed to be a part hereof:

         (a)      Annual Report on Form 10-K for the year ended September 30,
                  1997;

         (b) Quarterly Report on Form 10-Q for the quarter ended December 31, 1997;

         (c)      Current Report on Form 8-K filed on January 23, 1998; and

         (d) Description of Ordinary Shares included in the Registration Statement on Form 8-A dated March 2, 1993 as amended by Amendment No. 1 thereto dated March 11, 1993 filed under Section 12 of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 100 of the Company's Articles of Association contains provisions with respect to indemnification of the Company's officers and directors. Such provision provides that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The Company may also advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law.

         The Companies Law (Revised) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or directors. However, the application of basic principles and certain Commonwealth case law which is likely to be persuasive in the Cayman Islands, would indicate that indemnification is generally permissible except in the event that there had been fraud or wilful default on the part of the officer of director or reckless disregard of his duties and obligations to the company.

         The Company in the past has entered into underwriting agreements which provide for indemnification, under certain circumstances, of the Company, its officers and its directors by the underwriters.

         Directors and officers of the Company are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy. Coverage is afforded for any loss that the insureds become legally obligated to pay by reason of any claim or claims first made against the insureds or any of them during the policy period from any wrongful acts that are actually or allegedly caused, committed or attempted by the insureds prior to the end of the policy period. Wrongful acts are defined as any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insureds while acting in their individual or collective capacities as directors or officers of the Company, or any other matter claimed against them by reason of their being directors or officers of the Company. Certain of the Company's directors are provided, by their employer, with indemnification against certain liabilities incurred as directors of the Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits which is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Each person whose signature appears below constitutes and appoints Brian Duperreault, Christopher Z. Marshall, Peter N. Mear and Keith P. White and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on February 6, 1998.


                                            ACE LIMITED


                                            By: /S/ BRIAN DUPERREAULT
                                                ------------------------------
                                                Name: Brian Duperreault
                                                Title: Chairman, President
                                                and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on February 6, 1998.


         Signature                                    Position
         ---------                                    --------


   /S/   BRIAN DUPERREAULT
----------------------------------            Chairman, President and Chief
         Brian Duperreault                     Executive Officer; Director


  /S/   CHRISTOPHER Z. MARSHALL
----------------------------------              Chief Financial Officer
        Christopher Z. Marshall                (Principal Financial and
                                                  Accounting Officer)

  /S/   DONALD KRAMER
-----------------------------------              Vice Chairman; Director
        Donald Kramer


  /S/   MICHAEL G. ATIEH
-----------------------------------                Director
       Michael G. Atieh

  /S/   BRUCE L. CROCKETT
-----------------------------------                 Director
       Bruce L. Crockett


  /S/   JEFFREY W. GREENBERG
-----------------------------------                 Director
       Jeffrey W. Greenberg


  /S/   MERYL D. HARTZBAND
-----------------------------------                 Director
       Meryl D. Hartzband


  /S/   PETER MENIKOFF
-----------------------------------                 Director
        Peter Menikoff


  /S/   GLEN M. RENFREW
-----------------------------------                 Director
        Glen M. Renfrew


  /S/   ROBERT RIPP
-----------------------------------                 Director
        Robert Ripp


  /S/   WALTER A. SCOTT
-----------------------------------                 Director
        Walter A. Scott


  /S/   DERMOT F. SMURFIT
-----------------------------------                 Director
        Dermot F. Smurfit


  /S/   ROBERT W. STALEY
-----------------------------------                 Director
        Robert W. Staley


  /S/   GARY M. STUART
-----------------------------------                 Director
        Gary M. Stuart


  /S/   SIDNEY F. WENTZ
-----------------------------------                 Director
        Sidney F. Wentz

                         AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the undersigned as the duly authorized representative of the registrant in the United States.



                                    /s/ BRIAN DUPERREAULT
                                    ------------------------------------
                                        Brian Duperreault

                                    Date: February 6, 1998

                             INDEX TO EXHIBITS


Exhibit                    Document Description
-------                    --------------------

4.1 Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 (No. 33-57206))

4.2 Articles of Association of the Company (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 (No. 33-57206))

4.3 Specimen certificate representing Ordinary Shares (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-1 (No. 33-57206))

4.4      ACE Limited 1996 Replacement Option Plan (incorporated by reference to
         Exhibit 10.24 to Form 10-K for the year ended September 30, 1996
         (File No. 1-11778))

5.1 Opinion of Maples & Calder as to the legality of the securities offered

23.1     Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Maples & Calder (included in its opinion filed as Exhibit 5.1)

24.1     Powers of Attorney (included in signature pages)

99.1 Appointment of CT Corporation System as U.S. agent for service of process (incorporated by reference to Exhibit 99.1 to Registration Statement on Form S-1 (No. 33-72118))

99.2 Confirmation of appointment of CT Corporation System as U.S. agent for service of process